Exhibit 99.1

For Release:

Tuesday, October 28, 2008

4:00 p.m. Eastern

HouseValues Announces Third Quarter Results

KIRKLAND, Wash. – October 28, 2008 – HouseValues, Inc. (NASDAQ: SOLD) today announced results for the quarter ended September 30, 2008.

Comparisons of Quarterly Results

•

Revenue was $9.3 million in the third quarter compared to $10.1 million in the second quarter of 2008. The decline in sequential quarter revenue primarily reflected fewer customers in the company’s agent direct business.

•	Net loss of $1.8 million in the third quarter compared to net loss of $1.3 million in the second quarter.

•	The company generated $0.7 million in Adjusted EBITDA in the third quarter compared to Adjusted EBITDA of $0.9 million in the second quarter.

•	Cash position remained strong at $62.0 million as the company generated $0.7 million in cash flow from operations for the quarter.

•	Customer retention was the best in seven quarters and consistent with the second quarter level. Two-year tenured customers now comprise more than a third of all customers.

HouseValues believes that truly great companies are built in down cycles. Throughout 2008 the company has continued to invest in its customers and its products, while demonstrating disciplined expense management. HouseValues generated $1.4 million in cash from operations and $1.5 million in Adjusted EBITDA during the first nine months of the year.

“We are confident that HouseValues’ adjusted EBITDA and cash flow from operations will both be positive for the full year of 2008, despite market conditions that continue to be worse than most anticipated,” said CEO Ian Morris. The company expects recent revenue trends to continue in the fourth quarter.

Conference Call

To facilitate communication with investors regarding an upcoming re-branding initiative as well as third quarter results, the company has scheduled its regular quarterly conference call at 1:30 p.m. Eastern time, on Monday, November 17, 2008. To listen to the live conference call, please dial 719-325-4832. A live webcast of the call will be available from http://investor.housevalues.com. An audio replay of the call will also be available to investors beginning at 7:30 p.m. Eastern time through midnight Tuesday, November 18 by dialing 719-457-0820 and entering the passcode 6472905# (note updated passcode.)

Cash Position and Share Repurchase Update

The company believes that its strong cash position is a strategic asset. Liquidity and safety of principal continue to be core to the company’s investment policy. Since the first quarter of 2008, the company has been invested in cash equivalents consisting of money market funds that invest in high quality, short-term U.S. Government obligations and repurchase agreements collateralized by U.S. Government Obligations. Cash and cash equivalents were $62.0 million on September 30, 2008.

Year-to-date as of October 24, 2008 HouseValues has re-purchased and retired 671,522 shares at an average cost of $2.44 per share, and may purchase up to approximately 1.1 million additional shares under the current share repurchase authorization.

Forward-Looking Statements

This release contains forward looking statements relating to the company’s anticipated plans, products, services, and financial performance. The words “believe,” “expect,” “anticipate,” “intend” and similar expressions identify forward-looking statements, but their absence does not mean the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the company’s actual results include its ability to retain and increase its customer base, to respond to competitive threats and real estate market conditions, to manage lead generation and other costs, to develop new products, to expand into new lines of business, and to effectively re-brand and re-launch the company. Please refer to the company’s 2007 Form 10-K filed with the Securities and Exchange Commission for a more detailed description of these and other risks that could materially affect actual results. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements are made as of today’s date and the company assumes no obligation to update any such statements to reflect events or circumstances after the date hereof.

Non-GAAP Measures

Adjusted EBITDA from continuing operations is a non-GAAP financial measure provided as a complement to results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “Adjusted EBITDA from continuing operations” refers to a financial measure that we define as earnings or loss before results of discontinued operations, net interest, income taxes, depreciation, amortization, impairment of long-lived assets, equity in loss of investee, stock-based compensation and gain on sale of fixed assets. Adjusted EBITDA is not a substitute for measures determined in accordance with GAAP, and may not be comparable to Adjusted EBITDA from continuing operations as reported by other companies. We believe Adjusted EBITDA from continuing operations to be relevant and useful information to our investors as this measure is an integral part of our internal management reporting and planning process and is the primary measure used by our management to evaluate operating performance. The components of Adjusted EBITDA from continuing operations include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance, and we also use Adjusted EBITDA from continuing operations for planning purposes and in presentations to our board of directors. See below for a reconciliation of net loss, the most comparable GAAP measure, to Adjusted EBITDA from continuing operations.

HouseValues, Inc.

NON-GAAP FINANCIAL MEASURE AND RECONCILIATION

(In thousands)

(unaudited)

	Three months ended			Nine months ended
	September 30, 2008	June 30, 2008	September 30, 2007	September 30, 2008
Net loss	$(1,808)	$(1,271)	$(804)	$(4,271)
Adjustments
Interest income, net	(289)	(289)	(883)	(1,097)
Gain on sale of fixed assets	—	—	—	(791)
Impairment of long-lived assets	—	—	1,200	—
Equity in loss of unconsolidated subsidiary	207	185	—	543
Income from operations of discontinued mortgage segment	—	—	(74)	—
Depreciation and amortization of property and equipment from continuing operations	1,040	1,015	1,170	3,014
Amortization of intangible assets for continuing operations	491	492	16	1,475
Stock-based compensation from continuing operations	1,014	745	646	2,582
Income tax expense (benefit)	31	34	(761)	67

Adjusted EBITDA from continuing operations	$686	$911	$510	$1,522

About HouseValues, Inc.

Founded in 1999, HouseValues, Inc (NASDAQ: SOLD) provides real estate professionals with the tools and services they need to manage and grow their real estate businesses. The company’s subscription software products include Realty Generator, a turnkey advertising and lead management system for real estate brokerage companies; and MarketLeader CRM, a customer relationship management and lead management solution for real estate agents. The company also provides real estate professionals with access to industry-leading advertising and lead-generation services to help them attract new clients and promote themselves throughout their community.

Additionally, HouseValues provides consumers with free access to the information and tools they need throughout the home buying and selling process. The company’s consumer websites include: JustListed.com a service that notifies home buyers as soon as new homes hit the market; HouseValues.com, a service that provides home sellers with market valuations of their current home; and HomePages.com, a real estate portal that enables consumers to see all the home listings in their area, view detailed neighborhood and school data, compare recent home sales, find local real estate agents, and find the value of their own home.

Real estate professionals can learn more about the company’s services at www.realtygenerator.com and www.marketleader.com. For more information please visit www.housevaluesinc.com.

SOLD: FINANCIAL

Investor Contact:

Mark Lamb

Director of Investor Relations

HouseValues, Inc.

425.952.5801

markl@housevalues.com

Press Contact:

Hugh Siler

Siler & Company for HouseValues, Inc.

949.646.6966

hugh@silerpr.com

#FINANCIAL STATEMENTS FOLLOW#

HouseValues, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Revenues	$9,258	$13,797	$30,585	$47,619
Expenses:
Sales and marketing (1)	5,842	8,946	19,514	31,574
Technology and product development (1)	1,424	2,123	4,873	7,420
General and administrative (1)	2,320	2,864	7,258	9,431
Gain on sale of fixed assets	—	—	(791)	—
Impairment of long-lived assets	—	1,200	—	1,200
Depreciation and amortization of property and equipment	1,040	1,170	3,014	4,570
Amortization of intangible assets	491	16	1,475	427

Total expenses	11,117	16,319	35,343	54,622

Loss from operations	(1,859)	(2,522)	(4,758)	(7,003)
Equity in loss of unconsolidated subsidiary	(207)	—	(543)	—
Interest income, net	289	883	1,097	2,220

Loss before income tax expense	(1,777)	(1,639)	(4,204)	(4,783)
Income tax expense (benefit)	31	(761)	67	(2,087)

Net loss from continuing operations	(1,808)	(878)	(4,271)	(2,696)
Discontinued operations
Income from operations of discontinued mortgage segment	—	113	—	240
Income tax expense	—	39	—	83

Income from discontinued operations	—	74	—	157

Net loss	$(1,808)	$(804)	$(4,271)	$(2,539)

Net loss per share:
Basic and diluted:
Continuing operations	$(0.07)	$(0.04)	$(0.18)	$(0.11)
Discontinued operations	$—	$—	$—	$0.01

Total	$(0.07)	$(0.03)	$(0.18)	$(0.10)

Number of shares used in per share calculations	24,311	24,542	24,357	24,528

(1) Stock-based compensation is included in the expense line items above in the following amounts:

	2008	2007	2008	2007
Sales and marketing	$302	$150	$680	$502
Technology and product development	37	49	115	311
General and administrative	675	447	1,787	1,791
Discontinued operations	—	—	—	19

	$1,014	$646	$2,582	$2,623

HouseValues, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(unaudited)

	September 30, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$62,020	$35,450
Short-term investments	—	27,400
Accounts receivable, net of allowance of $41 and $50	72	128
Prepaid expenses and other assets	1,587	1,764
Prepaid income taxes	878	905

Total current assets	64,557	65,647
Property and equipment, net of accumulated depreciation of $12,915 and $11,518	4,766	6,187
Goodwill	4,506	3,833
Intangible assets, net of accumulated amortization of $4,052 and $2,576	4,855	6,330
Minority investment in unconsolidated subsidiary	2,045	2,588
Other noncurrent assets	—	398

Total assets	$80,729	$84,983

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$970	$1,395
Accrued compensation and benefits	1,600	2,084
Accrued expenses and other current liabilities	1,135	1,809
Deferred rent, current portion	289	289
Deferred revenue	374	373
Note payable	1,970	1,873

Total current liabilities	6,338	7,823
Deferred rent, less current portion	402	722
Noncurrent deferred tax liabilities	92	—

Total liabilities	6,832	8,545
Shareholders’ equity:
Preferred stock, par value $0.001 per share, stated at amounts paid in; authorized 30,000,000 shares; none issued and outstanding	—	—
Common stock, par value $0.001 per share, stated at amounts paid in; authorized 120,000,000 shares; issued and outstanding 24,449,201 and 24,521,139 shares at September 30, 2008 and December 31, 2007, respectively	68,105	66,375
Retained earnings	5,792	10,063

Total shareholders’ equity	73,897	76,438

Total liabilities and shareholders’ equity	$80,729	$84,983

HouseValues, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Nine months ended September 30,
	2008	2007
Cash flows from operating activities:
Net Loss	$(4,271)	$(2,539)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	3,014	4,570
Amortization of intangible assets	1,475	427
Stock-based compensation	2,582	2,623
Excess tax benefit from exercises of stock options	—	(65)
Deferred income tax expense (benefit)	92	(1,282)
Gain on sale of fixed assets	(791)	—
Impairment to long-lived assets	—	1,200
Equity in loss of unconsolidated subsidiary	543	—
Changes in certain assets and liabilities
Accounts receivable	56	375
Prepaid expenses and other current assets	226	(755)
Prepaid income taxes	27	903
Other noncurrent assets	398	(38)
Accounts payable	(502)	(1,395)
Accrued compensation and benefits	(484)	(1,307)
Accrued expenses and other current liabilities	(655)	(2,449)
Deferred rent	(320)	(279)
Deferred revenue	1	(707)

Net cash provided by (used in) operating activities	1,391	(718)

Cash flows from investing activities:
Purchases of short-term investments	—	(22,645)
Sales of short-term investments	27,400	10,785
Purchases of property and equipment	(1,816)	(2,330)
Proceeds from sale of fixed assets	1,209	(14)
Acquisition of Realty Generator	(639)	—

Net cash provided by (used in) investing activities	26,154	(14,204)

Cash flows from financing activities:
Purchase and retirement of common stock	(1,006)	(968)
Proceeds from exercises of stock options and warrants	259	633
Payment of taxes due upon vesting of restricted stock	(228)	—
Excess tax benefit from exercises of stock options	—	65

Net cash used in financing activities	(975)	(270)

Net increase (decrease) in cash and cash equivalents	26,570	(15,192)
Cash and cash equivalents at beginning of period	35,450	49,376

Cash and cash equivalents at end of period	$62,020	$34,184